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                                                                   EXHIBIT 10.12

                                   Empi Corp.

                       Officer, Manager and Director Level
                           Incentive Compensation Plan

                            Effective January 1, 2004

The following incentive compensation plan (the "Plan") is hereby adopted by the Board of Directors of Empi Corp. (the "Board of Directors").

1.   Purpose

     The purpose of the Plan is to provide incentives to key employees of Empi Corp. (the "Company") and its subsidiaries and to reward them if the financial and operational goals of the Company are met.

2.   Effective Date

     The Plan shall be effective from January 1, 2004 through December 31, 2004 (the "Plan Year").

3.   Eligibility

     Certain key employees of the Company and its subsidiaries, as designated by the Compensation Committee of the Board of Directors (the "Committee") and approved by the Board of Directors, or as designated directly by the Board of Directors of the Company will be participants eligible to receive bonus payments under the Plan. Bonus payments with respect to employees who commence employment with the Company or one of its subsidiaries after the beginning of the Plan Year and who are designated as participants in the Plan may be pro-rated according to the date of commencement of such employment. Except as the Board may otherwise determine, in its discretion, no bonus shall be payable to any individual who is not an employee of the Company or one of its subsidiaries on the date of bonus payment under
     Section 6.

4.   Determination of Bonus

     A. Each participant shall be eligible to receive a percentage of his or her "Base Salary" (as defined below) as a bonus payment under the Plan (such payment, the "Bonus Amount"). Each Participant in the Plan is set forth on Exhibit A.

     B. Each Participant's "Target Bonus" is also set forth on Exhibit A opposite such individual's name. The "Target Bonus" represents the Bonus Amount payable if EBIT for 2004 equals 100% of the EBIT Target of $___MM, as adjusted pursuant to Section 4.E.

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     C.   For officer level participants, the Bonus Amounts payable shall be determined as provided on Exhibit B based on actual EBIT divided by the EBIT Target. The Bonus Amounts payable are also subject to adjustment based on any other Company or individual performance measures which the Committee determines.

     D. With respect to non-officer participants, the Bonus Amounts payable shall be determined pursuant to Exhibit B subject to adjustment based on any other Company or individual performance measures, which the officers of the Company determine, subject to final approval by the Committee.

     E. The EBIT Target is based upon certain revenue and expense assumptions about the future business of the Company and its subsidiaries as of the date the Plan was adopted. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or any divestiture of any business or any product by the Company and its subsidiaries or any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company and its subsidiaries, issuance of warrants or other rights to purchase common stock or other securities of the Company and its subsidiaries, any unusual or nonrecurring transactions or events affecting the Company and its subsidiaries, or the financial statements of the Company and its subsidiaries, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the EBIT Target to reflect the projected effect of such transaction(s) or event(s).

5.   Base Salary

     For purpose of this Plan, "Base Salary" is defined as the individual's base salary paid during the Plan Year, exclusive of any other compensation and prior to deductions with respect to income tax and employee benefit plan contributions.

6.   Payment

     All Bonus Amount will be paid as soon as possible after the last day of the Plan Year, but in any event by March 15, 2005.

7.   Administration

     Except as otherwise provided herein with respect to the selection of employees eligible to receive a bonus under the Plan and the determination of target bonus levels, the Plan will be administered by the Committee. The Committee shall have the authority in its discretion to amend and rescind the Plan and to make all determinations necessary or advisable regarding the administration of the Plan. However, except for adjustment made

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     pursuant to Section 4.E., no amendment shall be made which adversely affects the right of any participant to receive incentive compensation in accordance with the terms of the Plan for the portion of the year during which the Plan has been operative up to the date of the amendment or termination. Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Board may at any time and from time to time take any action and perform any responsibility allocated to the Committee hereunder.

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                                    Exhibit A

                               2004 OFFICER LEVEL
                       PLAN PARTICIPANTS AND TARGET BONUS

                                                          Target Bonus as % of
Position                                                   2004 Base Salary
--------------------------------------------------------------------------------
Executive Officers                                              70.0%

Officers                                                        35.0%

                                       A-1

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                                    Exhibit A

             2004 Director and Key Middle Management Incentive Plan
                          Participants and Target Bonus

                                                               Target Bonus
Position                                                          as % of
                                                              2004 Base Salary
--------------------------------------------------------------------------------
Directors                                                           20.0%

Managers                                                            12.5%

                                       A-2

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                                    Exhibit B

                  2004 OFFICER, MANAGER AND DIRECTOR BONUS PLAN

      % of Target EBIT                          Bonus Amount
      ----------------                          ------------
                                                                     Executive
  Attained/1/   Target EBIT/2/     Manager    Director    Officer    Officers
--------------------------------------------------------------------------------
      90/3/     $                    5.0%       7.5%        10%          20%
      95        $                    7.5%        10%        20%          40%
     100        $                   12.5%        20%        35%          70%
     105        $                   15.0%        25%        45%          90%
     110/4/     $                   17.5%        30%        55%         110%

* Linear interpolation between specified percentages.

__________________

/1/  Actual EBIT during the Plan Year over the EBIT Target.

/2/  Based on 100% EBIT target of $___MM, and subject to adjustment pursuant to
     Section 4.E.

/3/ No Bonus Amount will be payable if actual EBIT is less than 90% of Target EBIT.

/4/ The Bonus Amounts for Managers & Directors will not exceed 17.5% and 30% of Base Salary, respectively. If actual EBIT exceeds 110% of Target EBIT, the Bonus Amount payable to the Executive Officers and Officers may be increased in the Board's discretion.

                                       A-3